Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

AIM SERVICES Co., Ltd.

Tokyo, Japan:

We have audited the accompanying consolidated balance sheets of AIM SERVICES Co., Ltd. and subsidiaries (the “Company”) as of March 31, 2008 and 2007, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended (all expressed in Japanese yen). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of AIM SERVICES Co., Ltd. and subsidiaries as of March 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”).

Japanese GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 13 to the consolidated financial statements.

Our audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ DELOITTE TOUCHE TOHMATSU

Tokyo, Japan

November 28, 2008

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

March 31, 2008 and 2007

	Thousands of Yen		Thousands of U.S. Dollars (Note 1)
	2008	2007	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents (Note 2.b)	¥8,622,641	¥8,589,549	$86,226
Marketable securities (Notes 2.d and 3)	99,660	99,630	997
Receivables:
Trade notes	17,060	48,972	171
Trade accounts	13,478,079	12,886,529	134,780
Other	180,451	223,905	1,805
Inventories (Notes 2.c and 4)	1,468,508	1,474,151	14,685
Short-term loans	11,486	9,357	115
Deferred tax assets (Notes 2.o and 8)	1,945,313	1,732,792	19,453
Prepaid expenses and other	314,951	368,702	3,150
Allowance for doubtful accounts	(48,591)	(87,181)	(486)

Total current assets	¥26,089,558	¥25,346,406	$260,896

PROPERTY, PLANT AND EQUIPMENT (Notes 2.f and 2.g):
Land	867,322	867,322	8,673
Buildings and structures	1,636,546	1,585,367	16,366
Machinery and equipment	1,069,288	1,066,908	10,693
Furniture and fixtures	1,304,604	1,303,375	13,046

Total	4,877,760	4,822,972	48,778
Accumulated depreciation	(2,917,591)	(2,858,436)	(29,176)

Net property, plant and equipment	1,960,169	1,964,536	19,602

INVESTMENTS AND OTHER ASSETS:
Investment securities (Notes 2.d and 3)	982,756	1,251,372	9,828
Investment in an associated company (Note 2.e)	457,872	378,184	4,579
Golf membership (Note 2.h)	205,910	177,210	2,059
Operating rights (Note 2.i)	69,509	94,810	695
Goodwill (Note 13.a)	3,612,665	4,057,129	36,126
Lease deposits (Note 2.j)	965,474	951,459	9,655
Insurance deposits (Note 2.j)	477,385	575,626	4,774
Deferred tax assets (Notes 2.o and 8)	553,341	551,528	5,533
Other assets	664,464	501,567	6,645
Allowance for doubtful accounts	(112,489)	(84,265)	(1,125)

Total investments and other assets	7,876,887	8,454,620	78,769

TOTAL	¥35,926,614	¥35,765,562	$359,267

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

March 31, 2008 and 2007

	Thousands of Yen		Thousands of U.S. Dollars (Note 1)
	2008	2007	2008
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term loans (Note 5)		¥898,696
Payables:
Trade notes	¥391,459	851,890	$3,915
Trade accounts	7,491,392	7,172,572	74,913
Associated company		15,331
Other	398,473	379,572	3,985
Income tax payable	1,590,084	1,507,566	15,901
Consumption tax payable	814,578	950,143	8,146
Accrued bonuses to employees	3,762,582	3,281,882	37,626
Accrued bonuses to directors and corporate auditors (Note 2.n)	58,356	61,196	584
Accrued expenses	6,254,373	5,808,826	62,544
Other current liabilities	786,607	924,993	7,866

Total current liabilities	¥21,547,904	¥21,852,667	$215,480

LONG-TERM LIABILITIES:
Long-term loans (Note 5)		1,831,976
Employees’ retirement benefits (Notes 2.k ,6 and 13.c)	1,193,991	1,285,303	11,940
Retirement benefits for directors and corporate auditors (Note 2.k)	206,911	242,308	2,069
Deferred tax liabilities (Notes 2.o and 8)		1,784
Other long-term liabilities	181,039	43,756	1,810

Total long-term liabilities	1,581,941	3,405,127	15,819

EQUITY (Note 7):
Common stock—authorized, 7,000,000 shares; issued, 556 shares in 2008 and 11,507,826 shares in 2007; and class shares subject to call option (see Note 7.c)—authorized, 14,000,000 shares; issued, 11,507,826 shares in 2008 and no shares in 2007	1,909,797	1,909,797	19,098
Class A shares—authorized, 7,000,000 shares; issued, no shares in 2008 and 2007
Additional paid-in capital	2,591,398	2,591,398	25,914
Retained earnings	8,901,243	6,320,852	89,012
Unrealized gain on available-for-sale securities	34,153	205,481	342
Treasury stock—at cost:
Common stock—2 shares in 2008 and 365,181 shares in 2007; and class shares subject to call option (see Note 7.c)—11,507,826 shares in 2008 and no shares in 2007	(680,820)	(555,730)	(6,808)

Total	12,755,771	10,471,798	127,558
Minority interests	40,998	35,970	410

Total equity	12,796,769	10,507,768	127,968

TOTAL	¥35,926,614	¥35,765,562	$359,267

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Income Years Ended

March 31, 2008, 2007 and 2006

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2008	2007	2006	2008
			(Unaudited)
NET SALES	¥147,383,179	¥138,726,955	¥121,887,381	$1,473,832
COST OF SALES	129,298,082	121,656,834	107,420,850	1,292,981

Gross profit	18,085,097	17,070,121	14,466,531	180,851
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,987,333	12,516,683	10,721,378	129,873

Operating income	5,097,764	4,553,438	3,745,153	50,978

OTHER INCOME (EXPENSES):
Interest and dividends income	28,684	22,869	15,595	287
Interest expense	(34,654)	(59,394)	(64,672)	(347)
Loss on impairment of long-lived assets	(25,619)	(83,541)	(214,481)	(256)
Other—net	142,641	278,824	126,561	1,426

Other income (expenses)—net	111,052	158,758	(136,997)	1,110

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	5,208,816	4,712,196	3,608,156	52,088

INCOME TAXES (Note 8):
Current	2,724,442	2,373,818	2,095,535	27,244
Deferred	(101,046)	(48,718)	(185,546)	(1,010)

Total income taxes	2,623,396	2,325,100	1,909,989	26,234

MINORITY INTERESTS IN NET INCOME	(5,029)	(3,664)	(102,039)	(50)

NET INCOME	¥2,580,391	¥2,383,432	¥1,596,128	$25,804

	Yen			U.S. Dollars
	2008	2007	2006	2008
			(Unaudited)
PER SHARE OF COMMON STOCK—Net income (Note 2.q)	¥4,657,744.39	¥4,276,598.31	¥2,750,601.52	$46,577.44

Per share of common stock—net income for the years ended March 31, 2007 and 2006 were adjusted to reflect the reclassification of common stock to all class shares subject to call option (see Note 7.c) and the new issuance of common stock after the acquisition of all class shares subject to call option (see Note 7.c) on November 1, 2007.

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2008, 2007 and 2006

	Outstanding Number of Shares of Common Stock	Thousands of Yen
		Common Stock	Additional Paid-in Capital	Retained Earnings	Unrealized Gain on Available- for-sale Securities	Treasury Stock	Total	Minority Interests	Total Equity
BALANCE, APRIL 1, 2005 (Unaudited)	11,174,915	¥1,909,797	¥2,591,398	¥6,008,437	¥103,010	¥(510,391)	¥10,102,251		¥10,102,251
Net income				1,596,128			1,596,128		1,596,128
Bonuses to directors and corporate auditors				(29,879)			(29,879)		(29,879)
Purchases of treasury stock	(22,114)					(30,692)	(30,692)		(30,692)
Retirement of treasury stock				(8,421)			(8,421)		(8,421)
Decrease by merger of consolidated subsidiaries (Note 13.a)				(3,562,212)			(3,562,212)		(3,562,212)
Net increase in unrealized gain on available-for-sale securities					211,544		211,544		211,544

BALANCE, MARCH 31, 2006 (Unaudited)	11,152,801	1,909,797	2,591,398	4,004,053	314,554	(541,083)	8,278,719		8,278,719
Reclassified balance as of March 31, 2006 (Note 2.l)								¥32,306	32,306
Net income				2,383,432			2,383,432		2,383,432
Bonuses to directors and corporate auditors				(61,142)			(61,142)		(61,142)
Purchases of treasury stock	(10,156)					(14,647)	(14,647)		(14,647)
Net change in the year					(109,073)		(109,073)	3,664	(105,409)
Other				(5,491)			(5,491)		(5,491)

BALANCE, MARCH 31, 2007	11,142,645	1,909,797	2,591,398	6,320,852	205,481	(555,730)	10,471,798	35,970	10,507,768
Net income				2,580,391			2,580,391		2,580,391
Purchases of treasury stock	(6,259)					(12,318)	(12,318)		(12,318)
Reclassification to class shares subject to call option (see Note 7.c)	(11,136,386)
New issuance of common stock in exchange for the acquisition of all class shares subject to call option (see Note 7.c)	556
Purchases of fractional shares after the new issuance of common stock in exchange for the acquisition of all class shares subject to call option (see Note 7.c)	(2)					(112,772)	(112,772)		(112,772)
Net change in the year					(171,328)		(171,328)	5,028	(166,300)

BALANCE, MARCH 31, 2008	554	¥1,909,797	¥2,591,398	¥8,901,243	¥34,153	¥(680,820)	¥12,755,771	¥40,998	¥12,796,769

	Thousands of U.S. Dollars (Note 1)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Unrealized Gain on Available- for-sale Securities	Treasury Stock	Total	Minority Interests	Total Equity
BALANCE, MARCH 31, 2007	$19,098	$25,914	$63,208	$2,055	$(5,557)	$104,718	$360	$105,078
Net income			25,804			25,804		25,804
Purchases of treasury stock					(123)	(123)		(123)
Reclassification to all class shares subject to call option (see Note 7.c)
New issuance of common stock in exchange for the acquisition of all class shares subject to call option (see Note 7.c)
Purchases of fractional shares after the new issuance of common stock in exchange for the acquisition of all class shares subject to call option (see Note 7.c)					(1,128)	(1,128)		(1,128)
Net change in the year				(1,713)		(1,713)	50	(1,663)

BALANCE, MARCH 31, 2008	$19,098	$25,914	$89,012	$342	$(6,808)	$127,558	$410	$127,968

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2008, 2007 and 2006

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2008	2007	2006	2008
			(Unaudited)
OPERATING ACTIVITIES:
Income before income taxes and minority interests	¥5,208,816	¥4,712,196	¥3,608,156	$52,088

Adjustments for:
Income taxes—paid	(2,634,894)	(2,102,635)	(2,021,635)	(26,349)
Depreciation and amortization	501,646	530,677	477,468	5,016
Amortization of goodwill	444,531	507,980	300,264	4,445
(Reversal of) provision for allowance for doubtful receivables	(10,366)	31,760	(122,756)	(103)
Provision for accrued bonuses to employees	480,701	606,136	266,739	4,807
(Reversal of) provision for accrued bonuses to directors and corporate auditors	(2,840)	61,196		(28)
(Reversal of) provision for accrued retirement benefits	(91,312)	(249,068)	54,475	(913)
(Reversal of) provision for accrued retirement benefits for directors and a corporate auditor	(35,397)	(27,209)	37,539	(354)
Equity in earnings of an associated company	(79,688)	(44,783)	(44,725)	(797)
Gain on sale of property, plant and equipment	(1,870)	(49,626)	(6,430)	(19)
Loss on disposal and sales of property, plant and equipment	20,138	14,733	14,502	201
Gain on sale of shares of subsidiary		(103,859)
Loss on impairment of long-lived assets	25,619	83,541	214,481	256
Loss from the prior years earnings		88,577
Write-off of intangible assets		37,724
Gain on sales of investment securities	0	(123,748)	(1,918)	0
Write-off of investment securities	3,548	22,926		35
Bonuses to directors and a corporate auditor—paid		(61,142)	(46,022)
Increase in trade receivables	(600,101)	(856,635)	(556,594)	(6,001)
Increase in inventories	(4,269)	(85,400)	(69,853)	(42)
Decrease (increase) in interest receivable	1,431	(944)	158	14
(Decrease) increase in trade payables	(156,842)	567,407	744,355	(1,568)
(Decrease) increase in interest payable	(224)	2,792	(4,779)	(2)
Other—net	318,286	553,313	569,249	3,183

Total adjustments	(1,821,903)	(596,287)	(195,482)	(18,219)

Net cash provided by operating activities—(Forward)	¥3,386,913	¥4,115,909	¥3,412,674	$33,869

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2008, 2007 and 2006

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2008	2007	2006	2008
			(Unaudited)
Net cash provided by operating activities—(Forward)	¥3,386,913	¥4,115,909	¥3,412,674	$33,869

INVESTING ACTIVITIES:

Purchases of marketable securities	(99,660)	(99,630)	(99,950)	(100)
Redemption of marketable securities	99,630	99,950	99,929	100
Purchases of property, plant and equipment	(290,659)	(293,459)	(334,330)	(2,907)
Proceeds from sales of property, plant and equipment	3,965	193,247	79,353	40
Purchases of intangible assets	(200,255)	(112,042)	(141,335)	(2,002)
Proceeds from sales of intangible assets		726	50
Purchases of operating rights			(126,000)
Purchases of investment securities	(21,333)	(24,582)	(20,428)	(213)
Proceeds from sales of investment securities	0	219,365	3,000	0
Proceeds from a sale of shares of a subsidiary		156,994
Proceeds from liquidation of an associated company			23,812
Acquisitions of subsidiaries, net of cash acquired			(2,627,948)
Purchases of subsidiaries’ shares (Note 13.a)			(6,131,375)
Disbursements for originating loans	(15,770)	(15,282)	(9,810)	(158)
Proceeds from collections of loans	13,407	17,935	19,279	134
Other	12,616	27,814	48,508	126

Net cash (used in) provided by investing activities	(498,059)	171,036	(9,217,245)	(4,980)

FINANCING ACTIVITIES:
Decrease in short-term bank loans		(650,000)	(50,000)
Proceeds from long-term debt			5,600,000
Repayments of long-term debt	(2,730,672)	(3,865,037)	(2,990,000)	(27,307)
Purchases of treasury stock	(125,090)	(14,647)	(30,692)	(1,251)
Dividends paid by a subsidiary to minority shareholders			(95,904)

Net cash (used in) provided by financing activities	(2,855,762)	(4,529,684)	2,433,404	(28,558)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	33,092	(242,739)	(3,371,167)	331
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,589,549	8,832,288	12,203,455	85,895

CASH AND CASH EQUIVALENTS, END OF YEAR	¥8,622,641	¥8,589,549	¥8,832,288	$86,226

AIM SERVICES Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2008, 2007 and 2006

ADDITIONAL INFORMATION

Interest payments for the years ended March 31, 2008, 2007 and 2006 were as follows:

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2008	2007	2006	2008
			(Unaudited)
Interest payments	¥34,878	¥56,602	¥69,451	$349

Non-cash investing and financing activities:

	Thousands of Yen			Thousands of U.S. Dollars (Note 1)
	2008	2007	2006	2008
			(Unaudited)
Acquisitions of subsidiaries:
Assets acquired			¥1,671,231
Goodwill			3,282,465
Liabilities assumed			(2,325,748)

Cash paid, net of cash acquired			¥2,627,948

Sale of a subsidiary:
Current assets		¥258,680
Fixed assets		8,056
Current liabilities		(108,155)
Gain on a sale of shares of a subsidiary		103,859

Gross proceeds from a sale of shares of a subsidiary		262,440
Cash and cash equivalents of the sold subsidiary		(105,446)

Net proceeds from a sale of shares of a subsidiary		¥156,994

See notes to consolidated financial statements.

AIM SERVICES Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended March 31, 2008, 2007 and 2006

(Information applicable for the year ended March 31, 2006 is unaudited.)

1.	BASIS OF PRESENTING CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared in accordance with the provisions set forth in the Corporate Law of Japan (the “Corporate Law”) and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”). Japanese GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). Information relating to the nature and effect of such differences is presented in Note 13 to the consolidated financial statements.

In preparing these consolidated financial statements, certain reclassifications and rearrangements, including additions of the consolidated statements of cash flows and footnote disclosures, have been made to the consolidated financial statements issued domestically in order to present them in a form which is more familiar to readers outside Japan.

The consolidated financial statements are stated in Japanese yen, the currency of the country in which AIM SERVICES Co., Ltd. (the “Company”) is incorporated and operates. The translation of Japanese yen amounts into U.S. dollar amounts is included solely for the convenience of readers outside Japan and has been made at the rate of ¥100 to $1, the approximate rate of exchange at March 31, 2008. Such translation should not be construed as a representation that the Japanese yen amounts could be converted into U.S. dollars at that or any other rate.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Consolidation—The consolidated financial statements as of March 31, 2008 include the accounts of the Company and all 15 (18 in 2007 and 19 in 2006) subsidiaries (together, the “Group”).

Investment in an associated company (a company over which the Company has the ability to exercise significant influence) is accounted for by the equity method. Refer to Note 2.e.

On December 27, 2005, the Accounting Standards Board of Japan (the “ASBJ”) published a new accounting standard for the statement of changes in equity, which is effective for fiscal years ending on or after May 1, 2006. The consolidated statement of shareholders’ equity, which was previously voluntarily prepared in line with international accounting practices is now required under Japanese GAAP and has been renamed “consolidated statement of changes in equity” in the fiscal year ended March 31, 2007.

The excess of the cost of an acquisition over the fair value of the net assets of the acquired subsidiaries at the date of acquisition is represented as “Goodwill” on the consolidated balance sheets and is being amortized on a straight-line basis over a period from 8 to 13 years.

Intercompany balances and transactions have been eliminated in consolidation. Unrealized profit included in assets resulting from transactions within the Group is eliminated.

b.	Cash and Cash Equivalents—Cash equivalents are short-term investments that are readily convertible into cash and that are exposed to insignificant risk of changes in value. Cash equivalents include time deposits and benefit bonds of securities investment trusts, all of which mature or become due within three months of the date of acquisition.

c.	Inventories—Inventories are mainly stated at the latest purchase price which approximates the first-in, first-out cost method.

d.	Marketable and Investment Securities—Marketable and investment securities are classified and accounted for, depending on management’s intent, as follows: (1) held-to-maturity debt securities, which are expected to be held to maturity with the positive intent and ability to hold to maturity, are reported at amortized cost and (2) available-for-sale securities, which are not classified as the aforementioned securities, are reported at fair value with unrealized gains and losses, net of applicable taxes, reported in a separate component of equity.

Non-marketable available-for-sale securities are stated at cost determined by the moving-average cost method. For other than temporary declines in fair value, non-marketable available-for-sale securities are reduced to net realizable value by a charge to income.

Declines in fair value of held-to-maturity and available-for-sale securities are analyzed to determine if the decline is temporary or “other than temporary.” When other than temporary declines occur, the investments are reduced to its fair value and an impairment loss is recognized as earnings. Any increases in other than temporary declines in fair value will not be realized until the securities are sold.

e.	Investment in Associated Company—The Company uses the equity method of accounting for its investment in and earnings or losses of an associated company that the Company does not control but over which the Company does exert significant influence. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of an investee of between 20% and 50%. The Company determines whether a decline in fair value is other than temporary by considering various factors, such as historical financial data, product development activities and the overall health of the affiliate’s industry. If the Company considers any such decline to be other than temporary, then a write-down is recorded to the estimated fair value.

f.	Property, Plant and Equipment—Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment of the Group is computed substantially by the declining-balance method at rates based on the estimated useful lives of the assets, while the straight-line method is applied to the buildings which were acquired after April 1, 1998. The range of useful lives is principally from 6 to 50 years for buildings and structures, from 4 to 7 years for machinery and equipment, and from 5 to 20 years for furniture and fixtures.

Recent amendments to the Corporate Tax Law in Japan have resulted in changes to the depreciation methods used for property, plant and equipment. Prior to these amendments, the Group’s depreciation methods were based on a depreciation limit of 95% and a residual value of 5% of the acquisition price of an asset. This depreciation limit and this residual value were removed and the whole acquisition price can now be depreciated to the nominal value of ¥1 at the end of the asset’s useful life, either on a straight-line basis or on a declining-balance basis. The depreciation rates for both methods, set forth by the Corporate Tax Law, were also amended. Assets acquired on or after April 1, 2007 are depreciated according to the new depreciation methods while existing assets acquired on or before March 31, 2007 are depreciated based on the traditional methods with the depreciation limit written off equally over 5 years. These changes did not have a material impact on the Group’s results of operations.

g.	Impairment of Long-Lived Assets—The Group reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss would be recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss would be measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

h.	Golf Membership—Golf membership is stated at cost. For other than temporary declines in fair value, golf membership is reduced to net realizable value by a charge to income.

i.	Operating Rights—Operating rights are carried at cost less accumulated amortization, which is calculated by the straight-line method over 5 years.

j.	Deposits—Deposits are mainly comprised of lease deposits for the Group’s office spaces and are refundable at the termination of each lease contract.

Insurance deposits consist of life insurance and non-life insurance policies for directors, for which the Company is the named beneficiary. Most of the insurance deposits are refundable.

k.	Retirement and Pension Plans—The Company and certain subsidiaries have non-contributory funded pension plans covering substantially all of their regular employees. The Group accounted for the liability for retirement benefits based on projected benefit obligations and plan assets at the balance sheet date.

Retirement benefits to directors and a corporate auditor are provided at the amount which would be required if all directors and a corporate auditor retired at the balance sheet date.

l.	Presentation of Equity—On December 9, 2005, the ASBJ published a new accounting standard for presentation of equity. Under this accounting standard, certain items which were previously presented as liabilities are now presented as components of equity. Such items include minority interests. This standard is effective for fiscal years ending on or after May 1, 2006. The consolidated balance sheets as of March 31, 2008 and 2007 are presented in line with this new accounting standard.

m.	Leases—All leases are accounted for as operating leases. Under Japanese accounting standards for leases, finance leases that deem to transfer ownership of leased property to a lessee are to be capitalized, while other finance leases are permitted to be accounted for as operating lease transactions if certain “as if capitalized” information is disclosed in the note to the lessee’s financial statements.

n.	Bonuses to Directors and Corporate Auditors—Prior to the fiscal year ended March 31, 2006, bonuses to directors and a corporate auditor were accounted for as a reduction of retained earnings in the fiscal year following approval at the general shareholders meeting. The ASBJ issued ASBJ Practical Issues Task Force (“PITF”) No. 13, “Accounting Treatment for Bonuses to Directors and Corporate Auditors,” which encouraged companies to record bonuses to directors and corporate auditors on the accrual basis with a related charge to income, but still permitted the direct reduction of such bonuses from retained earnings after approval of the appropriation of retained earnings.

The ASBJ replaced the above accounting pronouncement by issuing a new accounting standard for bonuses to directors and corporate auditors on November 29, 2005. Under the new accounting standard, bonuses to directors and corporate auditors must be expensed and are no longer allowed to be directly charged to retained earnings. This accounting standard is effective for fiscal years ending on or after May 1, 2006. The companies must accrue bonuses to directors and corporate auditors at the year end to which such bonuses are attributable.

The Company adopted the new accounting standard for bonuses to directors and corporate auditors from the year ended March 31, 2007. The effect of adoption of this accounting standard was to decrease income before income taxes and minority interests for the year ended March 31, 2007 by ¥61,196 thousand.

o.	Income Taxes—The Group adopted the accounting standard for interperiod allocation of income taxes based on the asset and liability method. Deferred income taxes are recorded to reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. These deferred taxes are measured by applying currently enacted tax laws to the temporary differences.

p.	Appropriations of Retained Earnings—Appropriations of retained earnings at each year end are reflected in the consolidated financial statements for the following year upon shareholders’ approval.

q.	Per Share Information—Basic net income per share is computed by dividing net income available to common shareholders by the weighted-average number of common stock outstanding for the period. Prior year per share information has been adjusted to reflect the Company’s acquisition of issued shares. On November 1, 2007, the Company acquired all of its issued class shares subject to call option (see Note 7.c) in exchange for new shares of common stock (at a ratio of 1 to 0.00005) following the resolution at the extraordinary shareholders’ meeting held on September 25, 2007, resulting in an increase of treasury stock.

r.	Revenue Recognition—Most of the operating businesses of the Group have contractual relationships with customers. In these businesses, revenue is recognized in the period in which the services are provided pursuant to the terms of the contracts. Revenue from dining, delivery food and beverage services is recognized upon delivery of food and beverage products.

3.	MARKETABLE AND INVESTMENT SECURITIES

Marketable and investment securities at March 31, 2008 and 2007 consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Current—Debt securities	¥99,660	¥99,630	$997

Total	¥99,660	¥99,630	$997

Non-current:
Marketable equity securities	¥577,652	¥846,268	$5,777
Non-marketable equity securities	405,104	405,104	4,051

Total	¥982,756	¥1,251,372	$9,828

Information regarding marketable equity securities classified as available-for-sale and held-to-maturity debt securities at March 31, 2008 and 2007 is as follows:

	Thousands of Yen
	Cost	Unrealized Gains	Unrealized Losses	Fair Value
March 31, 2008
Available-for-sale marketable equity securities	¥518,132	¥96,880	¥37,360	¥577,652
Held-to-maturity debt securities	99,660			99,660

Total	¥617,792	¥96,880	¥37,360	¥677,312

March 31, 2007
Available-for-sale marketable equity securities	¥334,865	¥513,888	¥2,485	¥846,268
Held-to-maturity debt securities	99,630			99,630

Total	¥434,495	¥513,888	¥2,485	¥945,898

	Thousands of U.S. Dollars
	Cost	Unrealized Gains	Unrealized Losses	Fair Value
March 31, 2008
Available-for-sale marketable equity securities	$5,181	$969	$373	$5,777
Held-to-maturity debt securities	997			997

Total	$6,178	$969	$373	$6,774

Carrying amounts of available-for-sale securities whose fair value is not readily determinable as of March 31, 2008 and 2007 were as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Available-for-sale—Non-marketable equity securities	¥405,104	¥405,104	$4,051

The carrying amounts of debt securities by contractual maturities for securities classified as held-to-maturity at March 31, 2008 were as follows:

	Thousands of Yen	Thousands of U.S. Dollars
Due within one year	¥99,660	$997

4.	INVENTORIES

Inventories at March 31, 2008 and 2007 consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Merchandise	¥429,431	¥450,682	$4,294
Raw materials	838,037	809,025	8,380
Supplies	201,040	214,444	2,011

Total	¥1,468,508	¥1,474,151	$14,685

5.	LONG-TERM LOANS

As is customary in Japan, the Group maintains substantial deposit balances with banks with which it has borrowings. Such deposit balances are not legally or contractually restricted as to withdrawal.

During the year ended March 31, 2008, the Company repaid all long-term loans. Long-term loans at March 31, 2008 and 2007 consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Loans from banks, 1.23% in 2007, due serially to 2012—Unsecured		¥2,730,672
Less current portion		(898,696)

Long-term loans, less current portion		¥1,831,976

6.	LIABILITY FOR EMPLOYEES’ RETIREMENT BENEFITS

The Company and certain subsidiaries have non-contributory funded pension plans for employees.

Under most circumstances, employees terminating their employment are entitled to retirement benefits determined based on the rate of pay at the time of termination, years of service and certain other factors. Such retirement benefits are made in the form of a lump-sum severance payment from the Company or from certain subsidiaries and annuity payments from a trustee. Employees are entitled to larger payments if the termination is involuntary, by retirement at the mandatory retirement age, or by death.

The liability for employees’ retirement benefits at March 31, 2008 and 2007 consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Projected benefit obligation	¥7,201,083	¥7,117,408	$72,011
Fair value of plan assets	(5,882,322)	(6,782,826)	(58,823)
Unrecognized actuarial (loss) gain	(236,478)	950,721	(2,365)

Net amount on the consolidated balance sheets	1,082,283	1,285,303	10,823

Prepaid pension costs	(111,708)		(1,117)

Employees’ retirement benefits	¥1,193,991	¥1,285,303	$11,940

The components of net periodic benefit costs are as follows:

	Thousands of Yen				Thousands of U.S. Dollars
	2008	2007	2006		2008
			(Unaudited	)
Service cost	¥524,094	¥528,933	¥509,023		$5,241
Interest cost	131,585	128,002	119,949		1,316
Expected return on plan assets	(134,620)	(122,884)	(13,495)		(1,346)
Recognized actuarial (gain) loss	(38,797)	(7,966)	105,154		(388)

Net periodic benefit costs	¥482,262	¥526,085	¥720,631		$4,823

Assumptions used for the years ended March 31, 2008, 2007 and 2006 are set forth as follows:

	2008	2007	2006
			(Unaudited)
Discount rate	2.0%	2.0%	2.0%
Expected rate of return on plan assets	From 2.0% to 2.5%	From 2.0% to 3.6%	From 0.0% to 2.5%
Recognition period of actuarial gain/loss	From 5 to 12 years	From 5 to 12 years	From 5 to 14 years

7.	EQUITY

Since May 1, 2006, Japanese companies have been subject to the Corporate Law which reformed and replaced the Commercial Code of Japan (the “Code”). The significant provisions in the Corporate Law that affect financial and accounting matters are summarized below:

a.	Dividends

Under the Corporate Law, companies can pay dividends at any time during the fiscal year in addition to the year-end dividend upon resolution at the shareholders meeting, if companies that meet certain criteria such as: (1) having a Board of Directors, (2) having independent auditors, (3) having a Board of Corporate Auditors, and (4) the term of service of the directors is prescribed as one year rather than two years of normal term by its articles of incorporation. The Board of Directors may declare dividends (except for dividends in kind) at any time during the fiscal year if the company has prescribed so in its articles of incorporation. The Company meets all the above criteria.

The Corporate Law permits companies to distribute dividends-in-kind (non-cash assets) to shareholders subject to a certain limitation and additional requirements.

Semi-annual interim dividends may also be paid once a year upon resolution by the Board of Directors if the articles of incorporation of the company so stipulate. The Corporate Law provides certain limitations on the amounts available for dividends or the purchase of treasury stock. The limitation is defined as the amount available for distribution to the shareholders, but the amount of net assets after dividends must be maintained at no less than ¥3,000 thousand.

b.	Increases/Decreases and Transfer of Common Stock, Reserve and Surplus

The Corporate Law requires that an amount equal to 10% of dividends must be appropriated as a legal reserve (a component of retained earnings) or as additional paid-in capital (a component of capital surplus) depending on the equity account charged upon the payment of such dividends until the total aggregate amount of legal reserve and additional paid-in capital equals 25% of the common stock. Under the Corporate Law, the total amount of additional paid-in capital and legal reserve may be reversed without limitation. The Corporate Law also provides that common stock, legal reserve, additional paid-in capital, other capital surplus and retained earnings can be transferred among the accounts under certain conditions upon resolution of the shareholders.

c.	Treasury Stock and Treasury Stock Acquisition Rights

The Corporate Law also provides for companies to purchase treasury stock and dispose of such treasury stock by resolution of the Board of Directors. The amount of treasury stock purchased cannot exceed the amount available for distribution to the shareholders which is determined by specific formula. Under the Corporate Law, stock acquisition rights, which were previously presented as a liability, are now presented as a separate component of equity. The Corporate Law also provides that companies can purchase both treasury stock acquisition rights and treasury stock. Such treasury stock acquisition rights are presented as a separate component of equity or deducted directly from stock acquisition rights.

Pursuant to a resolution at the extraordinary shareholders’ meeting held on September 25, 2007, the Company exchanged all outstanding common shares on a one-for-one basis for new class shares each of which included a call option which allows the Company, at its option, to exchange all of the new class shares for new common shares at an exchange ratio of 20,000 class shares to one new common share. On November 1, 2007, the Company exercised its call options and exchanged all of its issued class shares for new shares of common stock. On January 31, 2008, shareholders with fractional shares were paid in cash a total amount of ¥112,772 thousand ($1,128 thousand), which consisted of ¥86,618 thousand ($866 thousand) that had been paid and ¥26,154 thousand ($262 thousand) that was accrued as a liability, based on the provisions set forth by the Corporate Law.

8.	INCOME TAXES

The tax effects of temporary differences and loss carryforwards which resulted in deferred tax assets at March 31, 2008 and 2007 are as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Current:
Deferred tax assets:
Accrued bonuses to employees	¥1,530,855	¥1,346,338	$15,307
Accrued enterprise taxes	122,367	123,059	1,224
Social insurance contributions by employer	209,591	177,985	2,096
Accrued business office taxes	17,570	19,556	176
Other	68,877	69,548	689

Total	1,949,260	1,736,486	19,492

Deferred tax liabilities—other	3,947	3,694	39

Total	3,947	3,694	39

Net deferred tax assets	¥1,945,313	¥1,732,792	$19,453

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Non-current:
Deferred tax assets:
Employees’ retirement benefits	¥433,847	¥472,356	$4,338
Loss on devaluation of investment securities	68,910	67,492	689
Loss on devaluation of golf membership	7,141	15,501	71
Retirement benefits for directors and a corporate auditor	83,090	96,670	831
Loss on impairment of long-lived assets	75,051	83,785	751
Allowance for doubtful accounts	28,039	34,731	280
Loss carryforwards		56,861
Other	53,636	23,908	536
Less valuation allowance	(106,080)	(96,194)	(1,060)

Total	643,634	755,110	6,436

Deferred tax liabilities—net unrealized gain on available-for-sale securities	90,293	205,366	903

Total	90,293	205,366	903

Net deferred tax assets	¥553,341	¥551,528	$5,533

Net deferred tax liabilities		¥1,784

A reconciliation between the normal effective statutory tax rate and the actual effective tax rate reflected in the accompanying consolidated statements of income for the years ended March 31, 2008, 2007 and 2006 is as follows:

	2008	2007	2006
			(Unaudited)
Normal effective statutory tax rate	40%	40%	41%
Expenses not deductible for income tax purposes	1	1	4
Non-taxable dividend income	(2)	(2)	(3)
Per capita levy of local taxes	6	7	8
Amortization of goodwill	3	4	3
Taxes for prior years	1
Other—net	1	(1)

Actual effective tax rate	50%	49%	53%

9.	LEASES

The Group leases certain machinery, computer equipment, office space and other assets.

Lease payments under finance leases for the years ended March 31, 2008, 2007, and 2006 were ¥417,504 thousand ($4,175 thousand), ¥449,073 thousand and ¥152,937 thousand (unaudited), respectively.

For the year ended March 31, 2007 the Group recorded an impairment loss of ¥12,304 thousand on certain leased property held under finance leases that do not transfer ownership and the related allowance for impairment loss on leased property, which is included in long-term liabilities—other. There were no impairment losses for the years ended March 31, 2008 and 2006.

Pro forma information of leased property such as acquisition cost, accumulated depreciation, accumulated impairment loss, obligations under finance leases, depreciation expense, interest expense and other information of finance leases that do not transfer ownership of the leased property to the lessee on an “as if capitalized” basis for the years ended March 31, 2008 and 2007, was as follows:

	Thousands of Yen				Thousands of U.S. Dollars
	2008				2008
	Machinery and Equipment	Furniture and Fixtures	Software	Total	Machinery and Equipment	Furniture and Fixtures	Software	Total
Acquisition cost	¥282,306	¥1,543,706	¥227,338	¥2,053,350	$2,823	$15,437	$2,273	$20,533
Accumulated depreciation	148,854	643,871	123,509	916,234	1,488	6,439	1,235	9,162

Net leased property	¥133,452	¥899,835	¥103,829	¥1,137,116	$1,335	$8,998	$1,038	$11,371

	Thousands of Yen
	2007
	Machinery and Equipment	Furniture and Fixtures	Software	Total
Acquisition cost	¥60,489	¥1,900,986	¥268,785	¥2,230,260
Accumulated depreciation	41,472	757,678	107,620	906,770
Accumulated impairment loss		4,157	8,028	12,185

Net leased property	¥19,017	¥1,139,151	¥153,137	¥1,311,305

Obligations under finance leases:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Due within one year	¥407,172	¥448,096	$4,072
Due after one year	754,521	898,738	7,545

Total	¥1,161,693	¥1,346,834	$11,617

Allowance for impairment loss on leased property of ¥12,185 thousand as of March 31, 2007 is not included in obligations under finance leases.

Depreciation expense, interest expense and other information under finance leases:

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
			(Unaudited)
Depreciation expense	¥398,095	¥429,196	¥147,709	$3,981
Interest expense	22,484	25,168	4,237	225

Total	¥420,579	¥454,364	¥151,946	$4,206

Reversal of allowance for impairment loss on leased property		¥119
Impairment loss		12,304

Depreciation expense and interest expense, which are not reflected in the accompanying consolidated statements of income, are computed by the straight-line method and the interest method, respectively.

The minimum rental commitments under noncancelable operating leases as lessees at March 31, 2008 were as follows:

	Thousands of Yen	Thousands of U.S. Dollars
Due within one year	¥22,086	$221
Due after one year	26,564	266

Total	¥48,650	$487

10.	SEGMENT INFORMATION

Information about industry segments of the Group for the years ended March 31, 2008, 2007 and 2006 is set forth below. In December 2006, the Company disposed of its Extermination of Harmful Insects and Facility Services.

Industry Segments

a.	Sales and Operating Income

	Thousands of Yen
	2008
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	¥129,008,204	¥9,708,955	¥6,603,226	¥1,424,414	¥638,380	¥147,383,179		¥147,383,179
Intersegment sales		234,384	145,004	549,329	246,554	1,175,271	¥(1,175,271)

Total sales	129,008,204	9,943,339	6,748,230	1,973,743	884,934	148,558,450	(1,175,271)	147,383,179
Operating expenses	122,991,089	9,609,088	6,506,917	1,803,103	896,715	141,806,912	478,503	142,285,415

Operating income (loss)	¥6,017,115	¥334,251	¥241,313	¥170,640	¥(11,781)	¥6,751,538	¥(1,653,774)	¥5,097,764

b.	Total Assets, Depreciation, Impairment Loss and Capital Expenditures

	Thousands of Yen
	2008
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	¥31,512,416	¥4,132,322	¥1,469,697	¥1,410,569	¥98,902	¥38,623,906	¥(2,697,292)	¥35,926,614
Depreciation and other	214,156	33,241	10,075	64,683	331	322,486	153,926	476,412
Impairment loss	25,619					25,619		25,619
Capital expenditures	262,278	114,694	1,476	47,512	115	426,075	91,590	517,665

a. Sales and Operating Income

	Thousands of U.S. Dollars
	2008
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	$1,290,082	$97,090	$66,032	$14,244	$6,384	$1,473,832		$1,473,832
Intersegment sales		2,344	1,450	5,493	2,466	11,753	$(11,753)

Total sales	1,290,082	99,434	67,482	19,737	8,850	1,485,585	(11,753)	1,473,832
Operating expenses	1,229,911	96,091	65,069	18,031	8,968	1,418,070	4,784	1,422,854

Operating income (loss)	$60,171	$3,343	$2,413	$1,706	$(118)	$67,515	$(16,537)	$50,978

b. Total Assets, Depreciation, Impairment Loss and Capital Expenditures

	Thousands of U.S. Dollars
	2008
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	$315,125	$41,323	$14,697	$14,106	$989	$386,240	$(26,973)	$359,267
Depreciation and other	2,142	332	101	647	3	3,225	1,539	4,764
Impairment loss	256					256		256
Capital expenditures	2,623	1,147	15	475	1	4,261	916	5,177

a.	Sales and Operating Income

	Thousands of Yen
	2007
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Extermination of Harmful Insects and Facility Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	¥121,391,191	¥8,611,205	¥5,859,573	¥786,191	¥1,407,703	¥671,092	¥138,726,955		¥138,726,955
Intersegment sales	1,039	198,892	133,532	72,240	330,382	256,363	992,448	¥(992,448)

Total sales	121,392,230	8,810,097	5,993,105	858,431	1,738,085	927,455	139,719,403	(992,448)	138,726,955
Operating expenses	115,952,849	8,429,934	5,789,512	844,583	1,606,168	933,234	133,556,280	617,237	134,173,517

Operating income (loss)	¥5,439,381	¥380,163	¥203,593	¥13,848	¥131,917	¥(5,779)	¥6,163,123	¥(1,609,685)	¥4,553,438

b. Total Assets, Depreciation, Impairment Loss and Capital Expenditures

	Thousands of Yen
	2007
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Extermination of Harmful Insects and Facility Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	¥29,987,693	¥5,314,952	¥1,328,449		¥1,457,939	¥54,821	¥38,143,854	¥(2,378,292)	¥35,765,562
Depreciation and other	222,913	25,602	11,811	¥1,300	77,832	817	340,275	165,121	505,396
Impairment loss	83,541						83,541		83,541
Capital expenditures	201,136	36,592	10,132		71,317	164	319,341	113,283	432,624

a. Sales and Operating Income

	Thousands of Yen
	2006
	(Unaudited)
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Extermination of Harmful Insects and Facility Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Sales to customers	¥111,997,410	¥2,152,070	¥5,109,697	¥797,929	¥1,384,319	¥445,956	¥121,887,381		¥121,887,381
Intersegment sales	99,136	176,779	102,952	334,706	276,841	199,799	1,190,213	¥(1,190,213)

Total sales	112,096,546	2,328,849	5,212,649	1,132,635	1,661,160	645,755	123,077,594	(1,190,213)	121,887,381
Operating expenses	107,060,073	2,210,537	5,065,746	1,123,779	1,539,309	619,321	117,618,765	523,463	118,142,228

Operating income	¥5,036,473	¥118,312	¥146,903	¥8,856	¥121,851	¥26,434	¥5,458,829	¥(1,713,676)	¥3,745,153

b.	Total Assets, Depreciation, Impairment Loss and Capital Expenditures

	Thousands of Yen
	2006
	(Unaudited)
	Food Business	Office Coffee and Tea Services	Temporary Staffing Services	Extermination of Harmful Insects and Facility Services	Linen Supply	Other Services	Total	Eliminations/ Corporate	Consolidated
Total assets	¥28,793,260	¥6,020,042	¥1,101,553	¥337,301	¥1,502,789	¥87,155	¥37,842,100	¥(1,248,507)	¥36,593,593
Depreciation and other	232,142	12,419	11,099	1,482	73,271	457	330,870	146,929	477,799
Impairment loss	214,481						214,481		214,481
Capital expenditures	450,089	20,146	21,365	1,297	62,989		555,886	73,455	629,341

Note:	The effect of the change in the accounting for bonuses to directors and corporate auditors in Note 2.l was to decrease operating income of the Food Business and Temporary Staffing Services for the year ended March 31, 2007 by ¥58,546 thousand and ¥2,650 thousand in such segments in the prior year.

The Company has no branch offices or subsidiaries in foreign countries, therefore geographic segment information has not been disclosed. Also, sales to foreign customers have not been presented because neither the Company nor its subsidiaries recorded foreign sales for the years ended March 31, 2008, 2007 and 2006.

11.	RELATED PARTY TRANSACTIONS

Transactions of the Company with related parties for the years ended March 31, 2008, 2007 and 2006 were as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
			(Unaudited)
Short-term loans made to a subsidiary of a shareholder during the year	¥1,297,677	¥1,418,356		$12,977
Tax accountant fee to a corporate auditor	1,800	1,800	¥1,800	18

Short-term loans to a subsidiary of a major shareholder as of March 31, 2007 amounted to ¥1,700,000 thousand. There were no short-term loans to a subsidiary of a major shareholder as of March 31, 2008.

12.	SUBSEQUENT EVENTS

On June 26, 2008, the shareholders of the Company approved payments of cash dividends to the shareholders of record on March 31, 2008 of ¥2,328 thousand ($23 thousand) per share or a total of ¥1,289,712 thousand ($12,897 thousand) at the Company’s ordinary general meeting of shareholders.

On November 28, 2008, the Company sold all shares of the common stock of its subsidiary, Any Co., LTD. (“Any”) to MOSHI MOSHI HOTLINE, INC, an equity method investee of one of the Company’s major shareholders. Any had been a wholly owned subsidiary of the Company with issued common stock of 1,400 shares and performs temporary employment businesses. The Company decided to sell all shares of Any to redeploy the Company’s capital to its core food servicing businesses due to the lack of the positive synergy effect between Any’s and the Company’s businesses. The amount of the proceed from the sale was ¥649,600 thousand ($6,496 thousand), and the gain from the sale was ¥432,120 thousand ($4,321 thousand).

13.	RECONCILIATION TO U.S. GAAP (AS ADJUSTED)

The consolidated financial statements of the Group are prepared in accordance with Japanese GAAP, which varies in certain significant respects from U.S. GAAP. The following are reconciliations of equity and net income of the Company applying U.S. GAAP instead of Japanese GAAP, as adjusted for the items described in Note 13.a.

The Group’s equity as of March 31, 2008 and 2007 is reconciled as follows:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
		(As adjusted, see Note 13.h)
Equity in accordance with Japanese GAAP	¥12,796,769	¥10,507,768	$127,968

Differences arising from different accounting for:
a. Goodwill, intangible assets and other business combination related adjustments	6,844,971	6,839,912	68,449
b. Accrued vacation	(1,698,414)	(1,669,897)	(16,984)
c. Employees’ retirement benefits	(456,271)	757,876	(4,563)
d. Asset retirement obligation	(26,102)	(66,586)	(261)
e. Capital leases	(32,742)	(30,524)	(327)
g. Minority interests	(40,998)	(35,970)	(410)
h. Change in fiscal year end	(90,799)	(51,136)	(908)
j. Tax effect of adjustments	(1,492,898)	(2,107,035)	(14,929)

Total	3,006,747	3,636,640	30,067

Shareholders’ equity in accordance with U.S. GAAP	¥15,803,516	¥14,144,408	$158,035

The Group’s net income for the years ended March 31, 2008, 2007 and 2006 is reconciled as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
		(As adjusted, see Note 13.h)	(Unaudited) (As adjusted, see Note 13.h)
Net income in accordance with Japanese GAAP	¥2,580,391	¥2,383,432	¥1,596,128	$25,804

Differences arising from different accounting for:
a. Goodwill, intangible assets and other business combination related adjustments	5,059	228,708	167,240	50
b. Accrued vacation	(28,517)	(174,877)	(151,061)	(285)
c. Employees’ retirement benefits	(114,642)	(48,289)	78,102	(1,146)
d. Asset retirement obligation	40,484	(8,385)	(8,274)	405
e. Capital leases	(1,418)	(6,296)	624	(14)
f. Bonus to directors and a corporate auditor			(61,142)
h. Change in fiscal year end	(94,227)	(51,067)	145,294	(942)
i. Impairment of fixed assets			204,463
j. Tax effect of adjustments	220,852	219,818	16,590	2,208

Total	27,591	159,612	391,836	276

Net income in accordance with U.S. GAAP	¥2,607,982	¥2,543,044	¥1,987,964	$26,080

Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income,” establishes rules for the reporting of comprehensive income and its components. The following table summarizes the components of comprehensive income under U.S. GAAP for the years ended March 31, 2008, 2007 and 2006:

	Thousands of Yen			Thousands of U.S. Dollars
Comprehensive income	2008	2007	2006	2008
		(As adjusted, see Note 13.h)	(Unaudited) (As adjusted, see Note 13.h)
Net income in accordance with U.S. GAAP	¥2,607,982	¥2,543,044	¥1,987,964	$26,080
Unrealized loss on available-for-sale securities (net of tax)	(171,328)	(109,073)	211,544	(1,713)
Employees’ retirement benefits	(652,456)			(6,525)

Total comprehensive income	¥1,784,198	¥2,433,971	¥2,199,508	$17,842

The analysis of changes in shareholders’ equity under U.S. GAAP is as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
		(As adjusted, see Note 13.h)	(Unaudited) (As adjusted, see Note 13.h)
Shareholders’ equity at beginning of year	¥14,144,408	¥11,286,233	¥9,125,838	$141,444
Comprehensive income	1,784,198	2,433,971	2,199,508	17,842
Adjustment to pension, adoption of SFAS No. 158		444,342
Purchases of treasury stock	(125,090)	(14,647)	(30,692)	(1,251)
Other		(5,491)	(8,421)

Shareholders’ equity at end of year	¥15,803,516	¥14,144,408	¥11,286,233	$158,035

The following is a summary of the significant adjustments made to equity and net income to reconcile the Japanese GAAP results with U.S. GAAP. The paragraphs below refer to the corresponding items set forth above.

a.	Business combinations

Under Japanese GAAP, the Business Accounting Council (“BAC”) issued a Statement of Opinion, “Accounting for Business Combinations” in October 2003 which is effective for fiscal years beginning on or after April 1, 2006. Before this statement, there was no specific accounting standard addressing accounting for business combinations; therefore, companies followed common business practices dictated by the Code.

Under the purchase method generally applied by Japanese companies, goodwill is measured as the excess of cost over carrying values of the individual assets acquired and liabilities assumed at the acquisition date. Subsequently, the goodwill is amortized on a straight-line basis over a number of years that may vary, depending on the nature of the acquired business.

Under U.S. GAAP, all business combinations (excluding combinations of entities under common control) are accounted for using the purchase method as defined in SFAS No. 141, “Business Combinations.” SFAS No. 141 requires that the net assets, tangible and identifiable intangible assets less liabilities of the acquired company be recorded at fair value, with the difference between the cost of an acquired company and the fair value of the acquired net assets recorded as goodwill. Also, after the adoption of SFAS No. 142, “Goodwill and Intangible Assets,” goodwill and recognized indefinite-lived intangible assets in a business combination are not amortized, but are tested for impairment at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill and indefinite-lived intangible assets might be impaired. Separate intangible assets that are not deemed to have an indefinite life are amortized over their expected economic life and also tested for impairment.

In 2000, the Company purchased 100% of the outstanding common stock of KK Kizembo (“Kizembo”). In December 2005, the Company purchased 100% of the common stock of Yamato Corporation (“Yamato”). In July 2002, the Company purchased 100% of the common stock of Atlas Co. (“Atlas”) which owned 52.8% of the common stock of Mefos Co. (“Mefos”); subsequently, Atlas acquired in a series of step acquisitions the remaining 47.2% of common stock of Mefos by December 2005.

In March 2006, the Company and Atlas merged, leaving the Company as the surviving entity. As a result of the merger, the Company directly held 100% of the common stock of Mefos. Under Japanese GAAP, and in line with the Code, the Company consolidated the net carrying amount of the assets and liabilities of Mefos and wrote off the unamortized amount of goodwill related to the previous acquisition of Atlas and its subsidiary Mefos.

Under U.S. GAAP, the March 2006 merger between the Company and Atlas was accounted for as a transfer of net assets or equity interests between the entities under common control. Such transfer is accounted for by the receiving entity at the carrying amounts, including goodwill in the accounts of the transferring entity at the date of the transfer. Consequently, the one-time accelerated goodwill amortization charge is reversed for U.S. GAAP reporting purposes.

On November 1, 2007, the Company completed its merger with Yamato. For the year ended March 31, 2008, the Company changed the reporting period for Yamato to include results through March 31. Refer to Note 13.h, Change in fiscal year end.

Goodwill

The following table presents the carrying amount of goodwill under Japanese GAAP and U.S. GAAP as of March 31, 2008 and 2007.

	Thousands of Yen					Thousands of U.S. Dollars
	2008					2008
	Japanese GAAP			U.S. GAAP		Japanese GAAP			U.S. GAAP
Acquired Company	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount, Net of Impairment	Goodwill Related Reconciliation Item	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount, Net of Impairment	Goodwill Related Reconciliation Item
Kizembo	¥482,935	¥(482,935)		¥332,018	¥332,018	$4,829	$(4,829)		$3,320	$3,320
Mefos	6,175,740	(4,922,380)	¥1,253,360	1,875,532	622,172	61,757	(49,223)	$12,534	18,756	6,222
Yamato	2,982,465	(623,160)	2,359,305	2,112,419	(246,886)	29,825	(6,232)	23,593	21,124	(2,469)

Total	¥9,641,140	¥(6,028,475)	¥3,612,665	¥4,319,969	¥707,304	$96,411	$(60,284)	$36,127	$43,200	$7,073

	Thousands of Yen
	2007
	Japanese GAAP			U.S. GAAP
Acquired Company	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount, Net of Impairment	Goodwill Related Reconciliation Item
Kizembo	¥482,935	¥(452,751)	¥30,184	¥332,018	¥301,834
Mefos	6,175,740	(4,803,012)	1,372,728	1,875,532	502,804
Yamato	2,982,465	(328,248)	2,654,217	2,112,419	(541,798)

Total	¥9,641,140	¥(5,584,011)	¥4,057,129	¥4,319,969	¥262,840

For U.S. GAAP reporting purposes, the goodwill recognized in connection with the Kizembo acquisition was amortized for those periods prior to the adoption of SFAS No. 142.

For U.S. GAAP reporting purposes, prior to March 31, 2006, the Company recognized goodwill impairment in connection with the acquisition of Atlas and its subsidiary, Mefos.

For the years ended March 31, 2008 and 2007, the net income reconciliation item related to goodwill represents the reversal of the goodwill amortization charge amounting to ¥ 444,531 thousand ($ 4,445 thousand) and ¥ 507,980 thousand, respectively, recorded under Japanese GAAP.

Under Japanese GAAP, the estimated aggregate amortization expense for goodwill for the next five years is as follows:

Year Ending March 31	Thousands of Yen	Thousands of U.S. Dollars
2009	¥414,281	$4,143
2010	414,281	4,143
2011	414,281	4,143
2012	414,281	4,143
2013	414,281	4,143

Adjustment to intangible assets:

Under Japanese GAAP, the Company did not recognize identifiable intangible assets, other than goodwill, as part of purchase price allocation in a business combination.

In connection with the above mentioned acquisitions, under U.S. GAAP, the Company recognized identifiable intangible assets and when applicable amortized those over the expected economic life of each intangible asset. The table below presents the gross carrying amount, accumulated amortization and net carrying amount, in total and by major class of intangible assets acquired in the above mentioned business combinations as of March 31, 2008 and 2007.

	Thousands of Yen						Thousands of U.S. Dollars
	2008			2007			2008
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer contracts	¥7,366,836	¥(1,507,170)	¥5,859,666	¥7,366,836	¥(1,093,778)	¥6,273,058	$73,668	$(15,071)	$58,597
Trademarks	361,723		361,723	361,723		361,723	3,617		3,617

Total	¥7,728,559	¥(1,507,170)	¥6,221,389	¥7,728,559	¥(1,093,778)	¥6,634,781	$77,285	$(15,071)	$62,214

For the years ended March 31, 2008 and 2007, the net income reconciliation item related to intangible assets represents the intangible assets amortization charge recognized under U.S. GAAP amounting to ¥ 413,392 thousand ($ 4,134 thousand) and ¥ 413,392 thousand, respectively.

Customer contracts are being amortized on a straight-line basis over periods of 14 to 20 years. Trademarks are not amortized but are tested for impairment at least annually, as well as on an interim basis if events or changes in the circumstances indicate that the trademarks might be impaired.

Under U.S. GAAP the estimated aggregate amortization expense for intangible assets acquired for the next five years is as follows:

Year Ending March 31	Thousands of Yen	Thousands of U.S. Dollars
2009	¥413,392	$4,134
2010	413,392	4,134
2011	413,392	4,134
2012	413,392	4,134
2013	413,392	4,134

Other adjustments in connection with business combinations:

The following table represents a summary of other adjustments in connection with the Yamato business combination as described above as of and for the year ended March 31, 2008 and 2007:

	Thousands of Yen				Thousands of U.S. Dollars
	2008		2007		2008
	As of March 31, 2008	Year ended March 31, 2008	As of March 31, 2007	Year ended March 31, 2007	As of March 31, 2008	Year ended March 31, 2008
Reversal of impairment of the value of land of the acquired company recognized under Japanese GAAP for the year ended March 31, 2007, which was considered as part of the purchase price allocation for U.S. GAAP accounting purposes				¥88,577

Deferred revenue recognized under U.S. GAAP not recognized under Japanese GAAP, and amortization of deferred revenue (1)	¥(59,299)	¥50,885	¥(110,184)	67,213	$(593)	$509

Insurance reserve (2)		(76,898)	76,898	(74,102)		(769)
Miscellaneous items, net	(24,423)		(24,423)	52,432	(244)

Total	¥(83,722)	¥(26,013)	¥(57,709)	¥134,120	$(837)	$(260)

(1)	Under Japanese GAAP, Yamato, the acquired company, had arrangements that required Yamato’s customers to pay a certain amount of revenue at the start of the contract prior to the acquisition date. These up-front payments were characterized as non-refundable and were related to services to be provided in future years. Yamato recognized these payments as revenue on a cash received basis. Under U.S. GAAP, the up-front payments are deferred over the longer of the contractual life of an arrangement or the customer relationship life. In addition, if the balance sheet of an acquired entity immediately before the acquisition date includes deferred revenue, the acquiring entity is required to recognize a liability if such deferred revenue represents a legal obligation assumed by the acquiring entity. The amount assigned to that liability is based on its estimated fair value at the acquisition date.
(2)	Insurance reserve represents certain reimbursable payments made by Yamato to insurance companies. Following the Japanese tax law, the Company expensed these payments as incurred and recorded the reimbursement as income when it is received. For U.S. GAAP reporting purposes, the Company considered these reimbursable insurance payments to be part of the net assets acquired, which are fair-valued at the acquisition date for purchase accounting purposes. During the year ended March 31, 2008, these reimbursable payments were expensed due to the termination of the related insurance contracts.

Business combinations adjustments summary:

The following table summarizes the U.S. GAAP adjustments related to the above mentioned business combinations:

	Thousands of Yen				Thousands of U.S. Dollars
	2008		2007		2008
	As of March 31, 2008	Year ended March 31, 2008	As of March 31, 2007	Year ended March 31, 2007	As of March 31, 2008	Year ended March 31, 2008
Goodwill	¥707,304	¥444,464	¥262,840	¥507,980	$7,073	$4,445
Intangible assets	6,221,389	(413,392)	6,634,781	(413,392)	62,214	(4,134)
Land, deferred revenue, and other fair value adjustments	(83,722)	(26,013)	(57,709)	134,120	(837)	(260)

Total	¥6,844,971	¥5,059	¥6,839,912	¥228,708	$68,450	$51

b.	Accrued vacation

Japanese GAAP does not specifically require a company to accrue liabilities for future compensated absences (short-term employee benefits). Under U.S. GAAP, in accordance with SFAS No. 43, “Accounting for Compensated Absences,” absences such as vacations are accrued when earned by employees.

c.	Employees’ retirement benefits

Japanese GAAP and U.S. GAAP follow similar principles in accounting for retirement benefit obligations; however, there are several differences in the detailed application of these principles.

Under Japanese GAAP, the Group adopted the accounting standard for retirement benefits as of April 1, 2000. Upon adoption, an election to amortize the transition obligation over a 5 to 12 year period was made.

The following represents the most relevant differences between Japanese GAAP and U.S. GAAP in connection with assumptions used to calculate pension liability:

(1)	Unlike U.S. GAAP, there is no corridor approach under Japanese GAAP but it includes the consideration of materiality with regard to the selection of assumptions to determine past benefit obligations and therefore the resulting recognition of actuarial differences.

(2)	Under Japanese GAAP, the rate used to discount benefit obligations may be determined by reference to average interest rates of a certain period and need not necessarily be the rate prevailing on the balance sheet date. This introduces a smoothing effect that is not accepted under U.S. GAAP.

The liability for employees’ retirement benefits at March 31, 2008 and 2007 under U.S. GAAP consisted of the following:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Projected benefit obligation	¥(7,420,415)	¥(7,310,253)	$(74,204)
Fair value of plan assets	5,881,861	6,782,826	58,818

Net liability under U.S. GAAP	(1,538,554)	(527,427)	(15,386)
Net liability under Japanese GAAP:
Employees’ retirement benefits	(1,193,991)	(1,285,303)	(11,940)
Prepaid pension costs	111,708		1,117

Total	(1,082,283)	(1,285,303)	(10,823)

Equity reconciliation item	¥(456,271)	¥757,876	$(4,563)

Under U.S. GAAP, the components of net periodic benefit costs are as follows:

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
		(As adjusted, see Note 13.h)	(Unaudited) (As adjusted, see Note 13.h)
Service cost	¥598,496	¥603,071	¥589,208	$5,984
Interest cost	133,051	129,319	121,594	1,331
Expected return on plan assets	(134,643)	(122,884)	(90,142)	(1,346)
Recognized actuarial (gain) loss		(35,132)	21,869

Net periodic benefit costs under U.S. GAAP	596,904	574,374	642,529	5,969
Net periodic benefit costs under Japanese GAAP	482,262	526,085	720,631	4,823

Net income reconciliation item	¥114,642	¥48,289	¥(78,102)	$1,146

The U.S. GAAP assumptions used for the years ended March 31, 2008, 2007 and 2006 are set forth below:

	2008	2007	2006
			(Unaudited)
Discount rate	2.00%	2.00%	2.00%
Expected rate of return on plan assets	From 2.0% to 2.5%	2.00%	2.00%
Recognition period of actuarial gain/loss	From 5 to 12 years	From 5 to 12 years	From 5 to 12 years

d.	Asset retirement obligation

Under Japanese GAAP, the Group does not recognize any liability for future legal obligations for asset retirement associated with the restoration of leased properties to return them to their original condition because there is no specific requirement. Under U.S. GAAP, SFAS No. 143, “Accounting for Asset Retirement Obligations,” requires a company to record a legal obligation associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, or development and/or the normal operation of a long-lived asset, at its fair value. Such obligation generally includes provisions under a lease agreement to remove asset placed in service at the leased premises or improvements made to the leased property during the lease term.

The Group leases several corporate and regional offices and has installed leasehold improvements, such as partitions, counters and phone systems, in these leased properties. Most lease agreements in Japan require the lessee to restore the leased property to its original condition, including removal of the leasehold improvements the lessee has installed when the lessee moves out of the leased property. As a result the Group will incur certain future costs for the restoration that are required under the lease agreements.

The Group has reviewed the assumptions used to calculate its asset retirement obligations and decided to change the estimated average asset retirement cost per “tsubo” (equivalent to 3.3 square meters) from ¥30 thousand to ¥20 thousand during the year ended March 31, 2008. Under the provisions of SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” a change in the assumptions used to calculate asset retirement obligations is treated as a change in accounting estimate. The effect of this change has been reflected on a prospective basis beginning April 1, 2007.

The following represents a reconciliation of the asset retirement obligations for the years ended March 31, 2008 and 2007:

	Thousands of Yen		Thousands of U.S. Dollars
	2008	2007	2008
Asset retirement obligations at beginning of year	¥(138,927)	¥(131,251)	$(1,389)
Revision to estimate	49,139		491
Additions to asset retirement obligations	(19,946)	(5,990)	(199)
Liabilities settled during the year	32,190		322
Accretion of discount	(1,154)	(1,686)	(12)

Asset retirement obligations at end of year	¥(78,698)	¥(138,927)	$(787)

The following table presents asset retirement costs, accumulated depreciation of asset retirement costs, asset retirement obligations, and related expenses in connection with the Group’s real estate leases as of and for the years ended March 31, 2008, 2007 and 2006:

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
			(Unaudited)
Asset retirement costs	¥71,728	¥124,038	¥118,049	$717
Accumulated depreciation of asset retirement costs	(19,132)	(51,697)	(44,999)	(191)
Asset retirement obligations	(78,698)	(138,927)	(131,251)	(787)

Asset retirement obligations, net	¥(26,102)	¥(66,586)	¥(58,201)	$(261)

Reversal of asset retirement cost recognized under Japanese GAAP	¥24,554			$246
Asset retirement costs – depreciation expense	4,340	¥(6,698)	¥(6,623)	43
Asset retirement obligations – accretion expense	4,781	(1,687)	(1,651)	48
Impairment loss	(827)			(8)
Other income	7,636			76

Asset retirement obligation impact on net income before income tax	¥40,484	¥(8,385)	¥(8,274)	$405

e.	Capital leases

In accordance with Japanese GAAP, finance leases that deem to transfer ownership of the leased property to a lessee are to be capitalized, while other finance leases are permitted to be accounted for as operating lease transactions if certain “as if capitalized” information is disclosed in the notes to the lessee’s financial statements. The Group accounts for all leases as operating leases and only provides footnote disclosures on an “as if capitalized” basis for qualifying leases. Refer to Note 2.m and Note 9.

U.S. GAAP requires the application of SFAS No. 13, “Accounting for Leases,” in order to determine whether a lease should be classified as an operating or capital lease. The Group analyzed its leases in accordance with the criteria specified in SFAS No. 13 and determined that certain of its leases should be capitalized.

The Company sells certain vending machines to third-party leasing companies and, at the same time, enters into agreements to lease back the machines. Such transactions have been accounted for as a sale and an operating lease under Japanese GAAP, while, under U.S. GAAP, they have been accounted for as a sale and capital lease as the lease term equals or exceeds 75 percent of remaining estimated economic life of the leased asset.

The following table presents a summary of the differences between Japanese GAAP and U.S. GAAP for lease-related assets and liabilities, and income statement related information as of and for the years ended March 31, 2008, 2007 and 2006:

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
			(Unaudited)
Machinery and equipment	¥367,812	¥128,588		$3,678
Furniture and fixtures	1,995,491	2,454,846		19,955
Other assets	465,858	525,344		4,659
Accumulated depreciation	(1,325,699)	(1,369,294)		(13,257)
Lease liability	(1,541,333)	(1,794,223)		(15,413)
Other long-term liabilities	5,129	24,215		51

Net impact on shareholders’ equity	¥(32,742)	¥(30,524)		$(327)

Reversal of operating lease expense	¥561,656	¥654,066	¥277,831	$5,617
Lease asset depreciation under U.S. GAAP	(534,182)	(626,024)	(268,400)	(5,342)
Lease related interest expense under U.S. GAAP	(28,892)	(34,338)	(8,807)	(289)

Lease related impact on net income before income tax	¥(1,418)	¥(6,296)	¥624	$(14)

f.	Bonus to directors and corporate auditor

As indicated in Note 2.n to the financial statements, under Japanese GAAP, prior to the fiscal year ended March 31, 2006, bonuses to directors and a corporate auditor were accounted for as a reduction of retained earnings in the fiscal year following approval at the general shareholders meeting. During 2006, the Company adopted PITF No. 13, “Accounting Treatment for Bonuses to Directors and Corporate Auditors,” and consequently began recording bonuses to directors and corporate auditors on the accrual basis with a related charge to income.

Consistently with the newly adopted PITF No. 13, U.S. GAAP requires that this type of remunerations paid to directors be accounted for as an expense and charged to income when the director related service is rendered. The March 31, 2006 U.S. GAAP reconciliation item represents the amount of bonuses paid to directors and corporate auditors in the year ended March 31, 2006 for services rendered during the year ended March 31, 2005.

g.	Minority interests

Under Japanese GAAP, the Company classifies its minority interests within equity. U.S. GAAP requires minority interests to be presented as a separate line item between long-term liabilities and shareholders’ equity in the consolidated balance sheet.

h.	Change in fiscal year end

In the prior years, the Company consolidated its wholly owned subsidiary Yamato on a 68-day lag corresponding to Yamato’s year end of January 20. During the year ended March 31, 2008, Yamato’s fiscal year end was changed to March 31, 2008. In accordance with Japanese GAAP, for the year ended March 31, 2008, the Group eliminated the lag and consolidated the results of operations and cash flows for Yamato for the period from January 21, 2007 to March 31, 2008. Under U.S. GAAP, such change in reporting period is accounted for as a change in accounting principle and the financial statements are retroactively adjusted as if the change occurred at the beginning of the earliest period presented. The following reconciliations present the effect of the change on the financial statements as previously reported.

The Group’s equity as of March 31, 2007 is reconciled as follows:

	Thousands of Yen
	As previously reported	As adjusted
Equity in accordance with Japanese GAAP	¥10,507,768	¥10,507,768

Differences arising from different accounting for:
a. Goodwill, intangible assets and other business combination related adjustments	6,839,912	6,839,912
b. Accrued vacation	(1,669,897)	(1,669,897)
c. Employees’ retirement benefits	757,876	757,876
d. Asset retirement obligation	(66,586)	(66,586)
e. Capital leases	(30,524)	(30,524)
g. Minority interests	(35,970)	(35,970)
h. Change in fiscal year end		(51,136)
j. Tax effect of adjustments	(2,249,448)	(2,107,035)

Total	3,545,363	3,636,640

Shareholders’ equity in accordance with U.S. GAAP	¥14,053,131	¥14,144,408

The Group’s net income for the years ended March 31, 2007 and 2006 is reconciled as follows:

	Thousands of Yen
	2007		2006
	As previously reported	As adjusted	As previously reported	As adjusted
Net income in accordance with Japanese GAAP	¥2,383,432	¥2,383,432	¥1,596,128	¥1,596,128

Differences arising from different accounting for:
a. Goodwill, intangible assets and other business combination related adjustments	228,708	228,708	167,240	167,240
b. Accrued vacation	(174,877)	(174,877)	(151,061)	(151,061)
c. Employees’ retirement benefits	(48,173)	(48,289)	82,934	78,102
d. Asset retirement obligation	(8,385)	(8,385)	(8,274)	(8,274)
e. Capital leases	(6,296)	(6,296)	624	624
f. Bonus to directors and a corporate auditor			(61,142)	(61,142)
h. Change in fiscal year end		(51,067)		145,294
i. impairment of fixed asset			204,463	204,463
j. Tax effect of adjustments	219,771	219,818	14,639	16,590

Total	210,748	159,612	249,423	391,836

Net income in accordance with U.S. GAAP	¥2,594,180	¥2,543,044	¥1,845,551	¥1,987,964

The following table summarizes the components of comprehensive income under U.S. GAAP for the years ended March 31, 2007 and 2006:

	Thousands of Yen
	2007		2006
	As previously reported	As adjusted	As previously reported	As adjusted
Net income in accordance with U.S. GAAP	¥2,594,180	¥2,543,044	¥1,845,551	¥1,987,964
Unrealized gain (loss) on available-for-sale securities (net of tax)	(109,073)	(109,073)	211,544	211,544

Total comprehensive income	¥2,485,107	¥2,433,971	¥2,057,095	¥2,199,508

The analysis of changes in shareholders’ equity under U.S. GAAP is as follows:

	Thousands of Yen
	2007		2006
	As previously reported	As adjusted	As previously reported	As adjusted
Shareholders’ equity at beginning of year	¥11,143,820	¥11,286,233	¥9,125,838	¥9,125,838
Comprehensive income	2,485,107	2,433,971	2,057,095	2,199,508
Adjustment to pension, adoption of SFAS No. 158	444,342	444,342
Purchases of treasury stock	(14,647)	(14,647)	(30,692)	(30,692)
Other	(5,491)	(5,491)	(8,421)	(8,421)

Shareholders’ equity at end of year	¥14,053,131	¥14,144,408	¥11,143,820	¥11,286,233

The Group’s cash flow for the years ended March 31, 2007 and 2006 is reconciled as follows:

	Thousands of Yen
	2007		2006
	As previously reported	As adjusted	As previously reported	As adjusted
Net cash provided by operating activities	¥4,121,898	¥4,081,828	¥3,414,251	¥3,477,864
Net cash (used in) provided by investing activities	167,699	171,050	(9,207,612)	(9,212,623)
Net cash (used in) provided by financing activities	(4,529,684)	(4,502,284)	2,433,403	2,325,597

Net increase (decrease) in cash and cash equivalents	(240,087)	(249,406)	(3,359,958)	(3,409,162)
Cash and cash equivalents at beginning of year	8,815,677	8,766,473	12,175,635	12,175,635

Cash and cash equivalents at end of year	¥8,575,590	¥8,517,067	¥8,815,677	¥8,766,473

i.	Impairment of fixed assets

Prior to April 1, 2006, the Company was not required to perform impairment tests on long-lived assets; particularly impairment of land. In August 2002, the BAC issued a Statement of Opinion, “Accounting for Impairment of Fixed Assets,” and in October 2003 the ASBJ issued ASBJ Guidance No. 6. These new pronouncements were effective for fiscal years beginning on or after April 1, 2005 with early adoption permitted for fiscal years ending on or after March 31, 2004. Consequently, the Company adopted the new accounting standard for impairment of fixed assets beginning April 1, 2005. The effect of adoption of the new accounting standard for impairment of fixed assets was recorded in earnings for the year ended March 31, 2006, amounting ¥ 214,481 thousand (unaudited).

Under U.S. GAAP, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets, “companies are required to review their long-lived assets for impairment periodically. Long-lived assets are considered to be impaired when the expected undiscounted cash flow from the asset is less than its carrying value. A loss on impairment is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived assets. The reconciliation adjustment represents the impairment of land that relates to periods prior to March 31, 2005 that was recognized under Japanese GAAP as part of the adoption of the above mentioned Japanese accounting standards.

j.	Tax effect of adjustments

Accounting for income taxes in accordance with Japanese GAAP is substantially similar to accounting for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Other than the deferred tax impact from the U.S. GAAP reconciliation items, there is no material difference in connection with accounting for income taxes resulting from the application of U.S. GAAP. The following table illustrates the impact on the Japanese GAAP deferred tax assets and liabilities in the Group’s consolidated balance sheets as a result of the U.S. GAAP adjustment as of March 31, 2008 and 2007:

	Thousands of Yen			Thousands of U.S. Dollars
	2008			2008
	Japanese GAAP Balances	SFAS No. 109 Applied to U.S. GAAP Adjustments	U.S. GAAP Balances	Japanese GAAP Balances	SFAS No. 109 Applied to U.S. GAAP Adjustments	U.S. GAAP Balances
Balance Sheet:
Current deferred tax asset	¥1,945,313	¥28,039	¥1,973,352	$19,453	$280	$19,733
Non-current deferred tax asset	553,341	715,165	1,268,506	5,533	7,152	12,685
Non-current deferred tax liability		(2,236,102)	(2,236,102)		(22,361)	(22,361)

Net deferred tax asset	¥2,498,654	¥(1,492,898)	¥1,005,756	$24,986	$(14,929)	$10,057

	Thousands of Yen
	2007
	Japanese GAAP Balances	SFAS No. 109 Applied to U.S. GAAP Adjustments	U.S. GAAP Balances
		(As adjusted, see Note 13.h)
Balance Sheet:
Current deferred tax asset	¥1,732,792	¥34,731	¥1,767,523
Non-current deferred tax asset	551,528	702,454	1,253,982
Non-current deferred tax liability	(1,784)	(2,844,220)	(2,846,004)

Net deferred tax asset	¥2,282,536	¥(2,107,035)	¥175,501

k.	Cash and cash equivalents

In accordance with Japanese GAAP, the Group’s cash and cash equivalents consist of short-term investments that are readily convertible into cash and that are exposed to insignificant risk of changes in value. Cash equivalents include time deposits and benefit bonds of securities investment trusts, all of which mature or become due within three months of the date of acquisition. The Group also considers to be cash equivalents a restricted cash deposit of ¥13,641 thousand ($136 thousand) as of March 31, 2008 and ¥ 13,959 thousand as of March 31, 2007, which is to be used to buy back its own shares.

Under U.S. GAAP, cash equivalents are defined as short-term, highly liquid investments that are both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. Additionally, restricted cash should be disclosed separately from cash and cash equivalents on the face of the balance sheet and should not be included in the cash total in the statement of cash flows.

The Group has presented the balance of the restricted cash deposit as an investing activity in the consolidated statements of cash flows as of March 31, 2008 and 2007 for U.S. GAAP reporting purposes.

The following table represents the Group’s condensed consolidated information related to the statement of cash flows for the years ended March 31, 2008, 2007 and 2006.

	Thousands of Yen			Thousands of U.S. Dollars
	2008	2007	2006	2008
		(As adjusted, see Note 13.h)	(Unaudited) (As adjusted, see Note 13.h)
Net cash provided by operating activities	¥3,949,163	¥4,081,828	¥3,477,864	$39,492
Net cash (used in) provided by investing activities	(496,081)	171,050	(9,212,623)	(4,961)
Net cash (used in) provided by financing activities	(3,361,149)	(4,502,284)	2,325,597	(33,612)

Net increase (decrease) in cash and cash equivalents	91,933	(249,406)	(3,409,162)	919
Cash and cash equivalents at beginning of year	8,517,067	8,766,473	12,175,635	85,171

Cash and cash equivalents at end of year	¥8,609,000	¥8,517,067	¥8,766,473	$86,090

l.	Recent accounting pronouncements to be adopted in future periods

U.S. GAAP

In July 2006, the Financial Accounting Standards Board (the “FASB”) released FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109.” The Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. In February 2008, the FASB issued FASB Staff Position (“FSP”) FIN 48-2, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” This FSP defers the effective date of FIN No. 48 for nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Company is currently evaluating the potential impact from adopting FIN No. 48 on its consolidated financial position and consolidated results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact from adopting SFAS No. 157 on its consolidated financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 eliminates a company’s ability to select a date to measure plan assets and benefit obligations that is prior to its balance sheet date, which was permitted in SFAS No. 87 “Employers’ Accounting for Pensions.” Therefore, all companies are required to measure plan assets and benefit obligations as of their balance sheet dates effective for fiscal years ending after December 15, 2008. Accordingly, the Company will perform a measurement of its plan assets and benefit obligations as of its balance sheet date from the fiscal year ending on March 31, 2009. The Company is currently evaluating the potential impact from adopting SFAS No. 158 on its consolidated financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115.” SFAS No. 159 enables entities to choose to measure eligible financial assets and financial liabilities at fair value, with changes in value recognized in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact from adopting SFAS No. 159 on its consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the potential impact from adopting SFAS No. 141(R) on its consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—amendment of Accounting Research Bulletin No. 51.” SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the potential impact from adopting SFAS No. 160 on its consolidated financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company currently adheres to the hierarchy of U.S. GAAP as presented in SFAS No. 162 and does not expect its adoption will have a material impact on its consolidated financial position and results of operations.

Japanese GAAP

In July 2006, the ASBJ issued an Accounting Standard—ASBJ Statement No. 9, “Accounting Standard for Measurement of Inventories.” The standard requires companies to measure all inventories at the lower of cost or net realizable value (“NRV”) when and if the profitability of those inventories declines. ASBJ Statement No. 9 replaces the current standard, which allows the use of either the cost method with consideration of impairment, or the lower of cost or NRV method. The new standard is effective for fiscal years beginning on or after April 1, 2008 although earlier application is permitted. The Company believes that the adoption of ASBJ Statement No. 9 will not have a significant impact on its consolidated financial position and results of operations.

In October 2006, the ASBJ issued Accounting Standard—ASBJ Statement No. 11, “Accounting Standard for Related Party Disclosures,” and ASBJ Guidance No. 13, “Guidance on Accounting Standard for Related Party Disclosures.” The new standard and related implementation guidance address the definition of related parties and transactions subject to disclosure. The standard and its implementation guidance are effective for fiscal years beginning on or after April 1, 2008 although earlier application is permitted. The Company believes that the adoption of ASBJ Statement No. 11 and ASBJ Guidance No. 13 will not have a significant impact on its consolidated financial position and results of operations.

In March 2007, the ASBJ issued an Accounting Standard—ASBJ Statement No. 13, “Accounting Standard for Lease Transactions and its Implementation Guidance” and ASBJ Guidance No. 16, “Guidance on Accounting Standard for Lease Transactions.” The new standard and related implementation guidance does not change the definitions for finance and operating leases; however the application of an exceptional rule where companies were allowed to account for financial leases that do not transfer ownership at the end of the lease term as operating leases has been eliminated; consequently, companies will be required to recognize finance leases on their balance sheet. The new standard also includes real estate leases within its scope. The standard and its implementation guidance are effective for fiscal years beginning on or after April 1, 2008 although earlier application is permitted. The Company is currently evaluating the potential impact from adopting ASBJ Statement No. 13 and ASBJ Guidance No. 16 on its consolidated financial position and results of operations.

In March 2008, the ASBJ issued Accounting Standard—ASBJ Statement No. 17, “Accounting Standard for Disclosures about Segments of an Enterprise and Related information,” and ASBJ Guidance No. 20, “Guidance on Accounting Standard for Disclosures about Segments of an Enterprise and Related information.” The new standard and related implementation guidance adopt the management approach to determine operating segments. Additionally, the standard and its implementation guidance clarify the aggregation criteria and the quantitative thresholds to determine the reporting segments and also provide the related disclosure requirements. The standard and its implementation guidance are effective for fiscal years beginning on or after April 1, 2010. The Company believes that the adoption of ASBJ Statement No. 17 and ASBJ Guidance No. 20 will not have a significant impact on its consolidated financial position and results of operations.

In March 2008, the ASBJ issued Accounting Standard—ASBJ Statement No. 18, “Accounting Standard for Asset Retirement Obligations,” and ASBJ Guidance No. 21, “Guidance on Accounting Standard for Asset Retirement Obligations.” The new standard and related implementation guidance clarify the definition of an asset retirement obligation; describe the accounting treatment that recognizes an asset retirement obligation as a liability and the related asset retirement cost as a tangible fixed asset, as well as the disclosure requirements related to asset retirement obligations. The standard and its implementation guidance are effective for fiscal years beginning on or after April 1, 2010 although earlier application is permitted. The Company is currently evaluating the potential impact from adopting ASBJ Statement No. 18 and ASBJ Guidance No. 21 on its consolidated financial position and results of operations.

In July 2008, the ASBJ issued Accounting Standard—ASBJ Statement No. 19, “Partial Amendments to Accounting Standard for Retirement Benefits (Part 3).” The standard removed the allowance to use an average discount rate based on bond yields over a certain period. The standard requires the use of the discount rate prevailing at the period end. The new standard is effective for fiscal years beginning on or after April 1, 2009 although earlier application is permitted. The Company believes that the adoption of ASBJ Statement No. 19 will not have a significant impact on its consolidated financial position and results of operations.